Equity Oil Company

                   P.O. BOX 959 SALT LAKE CITY, UT 84110-0959


                    Notice of Annual Meeting of Stockholders
                                  May 10, 2000

         Please join us for the 2000 Annual Meeting of Shareholders of Equity Oil Company. The Annual Meeting will be held on Wednesday, May 10, 2000 at 2:00 P.M. at our executive offices in Salt Lake City, Utah.

         The purposes of the Annual Meeting are to:

         (1) Elect three directors.
         (2) Approve our 2000 Stock Option Plan.
         (3) Conduct any other business that may properly come before the Meeting.

         You must be a shareholder of record at the close of business on March 22, 2000, to vote at the Annual Meeting. Regardless of whether you will attend the meeting, please vote by signing, dating and returning the enclosed proxy card. Voting by mail will not prevent you from voting in person at the Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS
                                       CLAY NEWTON, Secretary


                                 PROXY STATEMENT

         This Proxy Statement is being mailed beginning April 1, 2000, in connection with the solicitation of proxies by the Board of Directors of Equity Oil Company, a Colorado corporation, for use at the Annual Meeting of Shareholders. The Meeting will be held in our executive offices at 10 West 300 South, Suite 806 in Salt Lake City, Utah, 84101. The meeting will begin at 2:00 pm Mountain Standard Time.

         Your proxy is solicited by the Board of Directors. The Company pays the cost of soliciting your proxy and reimburses brokerage houses and others for forwarding proxy material to you.


                               VOTING INFORMATION

         If you owned shares at the close of business on March 22, 2000, you are entitled to vote. You are entitled to one vote for each share you owned on that date on each matter presented at the Meeting. As of March 1, 2000 there were 12,643,440 shares outstanding.

         The holders of the majority of the outstanding stock must be present in person or represented by proxy to hold the Meeting. Directors are elected by a plurality of the affirmative votes cast by the stockholders present at the meeting (in person or by proxy). The 2000 Stock Option Plan and other matters which may properly come before the meeting must be approved by a majority of the shares of common stock voting for or against the proposal at the meeting. Votes withheld from nominees for director, abstentions and broker non-votes count toward a quorum. Abstentions and "non-votes" are treated as votes against proposals presented to stockholders other than elections of directors.

         You can vote in person at the Annual Meeting or you can vote by proxy, which gives the proxy holder the right to vote your shares on your behalf. Unless you instruct otherwise, the proxy holders will vote for each of the three director nominees, for Proposal No. 2, and for each of the other proposals to be considered at the meeting at their discretion. You may revoke your proxy before your proxy holder votes your shares by filing a written revocation with our Secretary before the Meeting, signing a proxy bearing a later date, or by voting in person at the Meeting.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Our Board of Directors has eight members, and is divided into three classes with staggered terms of three years. Three directors will be elected at the upcoming Annual Meeting, each to hold office for three (3) years, or until 2003. The following candidates, each of whom are currently members of the Board, are nominated for election by the Board. They have held the positions shown for at least five years unless otherwise noted. They were selected on the basis of outstanding achievement in their careers, broad experience, wisdom, integrity, understanding of the business environment, willingness to devote adequate time to Board duties, and ability to make independent, analytical inquiries. If a nominee is unavailable to serve, which is not anticipated, the proxy holders may vote for another nominee proposed by the Board.


                                                                      Served as
           Names, Principal Occupations and Selected Other             Director
             Information Concerning Nominees for Director               Since
             --------------------------------------------               -----



WILLIAM P. HARTL Age - 65                                                1997

Director, Equity Oil Company
Principal, The Dilenschneider Group
Former Vice President, Investor Relations, Ashland, Inc.
Past President, Petroleum Investor Relations Association
Past Chairman, National Investor Relations Institute
Director, The Communications Strategy Group, Inc.


WILLIAM D. FORSTER Age - 53                                              1994

Director, Equity Oil Company
Chairman and CEO, W. Forster & Co., Inc.
Chairman and CEO, Stonington Corporation
Director, Cheniere Energy

RANDOLPH G. ABOOD Age - 49                                               1997

Director, Equity Oil Company
Manager and member of The Ninigret Group, L.C.
Tax attorney, Satterlee Stephens Burke & Burke 1976 to 1996.
Director, Royster-Clark, Inc.

                                 PROPOSAL NO. 2
                    EQUITY OIL COMPANY 2000 STOCK OPTION PLAN


         On February 9, 2000, the Board of Directors adopted the Equity Oil Company 2000 Stock Plan (the "Plan") and, subject to stockholder approval, reserved for issuance thereunder 1,200,000 shares of Common Stock. The Plan is intended to replace our 1993 Incentive Stock Option Plan, which will be terminated upon approval of the new Plan. Currently, there are 8,500 shares available for grant, and 1,552,000 shares outstanding under our previous plans. The outstanding options have an average exercise price of $3.20 per share. The closing price of our stock on February 28, 2000 was $1.44 per share. We do not reprice options.

         Under our previous stock option plan, we were unable to grant options to our Directors. The 2000 Stock Option Plan provides a formula whereby each director will receive an annual nonstatutory option to purchase 5,000 shares of stock. These options are granted on the day of the Company's Annual Meeting, at the closing price that day. Had the new plan been in effect during 1999, each director would have received a 10 year option to purchase 5,000 shares of stock at a price of $1.38 per share. Aside from option grants that will be made to Directors upon approval of the Plan, we do not plan to issue any options until 2001 under the Plan.

         The Plan will be administered by the Board, or a committee appointed by the Board. The Plan provides a means by which employees, directors and consultants of the Company may be given the opportunity to purchase stock in the Company.

         The Board of Directors believes that it is in the best interests of our stockholders for the stockholders to approve the Plan. The Board believes that stock options assist in retaining, motivating and rewarding employees, executives, and directors by giving them an opportunity to obtain long-term equity participation in the Company. In addition, stock options are an important contributor to aligning the incentives of our employees with the interests of our stockholders. The Board also believes stock options are essential to attracting new employees. Competition for qualified employees is extremely intense. The Board of Directors believes that in order to remain competitive with other companies with regard to our long-term incentive plans, we must continue to provide employees with the opportunity to obtain equity in the Company and that an inability to offer equity incentives to new and current employees would put us at a severe competitive disadvantage with respect to attracting and retaining qualified personnel.

         For a description of the principal features of the Plan, see "Appendix A - Description of the Equity Oil Company 2000 Stock Plan."

         Required Vote. Approval of the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.


                  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY
                   RECOMMENDS VOTING "FOR" THE ADOPTION OF THE
                                2000 STOCK PLAN.

                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

         The following individuals are either serving as directors or executive officers. They have held the positions shown for at least five years unless otherwise noted. Term expiration dates are shown for those members of the Board of Directors.

                                                                                          Served        Term
                                                                                          Since         Expires


PAUL M. DOUGAN  Age - 62                                                                  1992          2001
Director
President and Chief Executive Officer, Equity Oil Company.
President and Director, Symskaya Exploration, Inc.
Director, Leucadia National Corporation.

DOUGLAS W. BRANDRUP  Age - 59                                                             1975          2001
Director
Chairman of the Board of Directors.
Senior Partner, Griggs Baldwin & Baldwin.
Attorney at Law - New York City, New York.

JOSEPH C. BENNETT  Age - 67                                                               1995          2001
Director
Self-employed. Mining and oil and gas investments.
Director, Coeur d'Alene Mines Corporation.

PHILIP J. "JACK" BERNHISEL    Age - 52                                                    1996          2002
Director
Owner, European Marble & Granite Company. Former  Senior Vice President - Law
and Finance for Kennecott Corporation, 1986 - 1993, and Corporate Controller for The
Standard Oil Company. Attorney and Certified Public Accountant.

W. DURAND EPPLER Age - 46                                                                 1997          2002
Director
President, Newmont Indonesia Limited.
Former Vice-President, Business Development and Planning, Newmont Gold Company.
Former Managing Director of Chemical Securities, Inc., Metals and Mining Group.

CLAY NEWTON  Age - 42                                                                     1991
Corporate Secretary and Chief Financial Officer, Equity Oil Company.
Director and Treasurer, Symskaya Exploration, Inc.

JAMES B.  LARSON  Age - 38   Vice  President  -  Operations  Mr.  Larson,  a              1997
registered  petroleum  engineer,  was appointed to the office of Vice  President
Operations on November 15, 1996. He has been employed by the Company for over 10 years.


                        SECURITY OWNERSHIP OF MANAGEMENT

                                                       Amount and
                                                       Nature of
Title of                                               Beneficial     Percent of
Class       Name                                       Ownership        Class
-----       ----                                       ---------        -----


Common     1Paul M. Dougan                               744,476          5.6
              President, Chief Executive Officer
              and Director

            Douglas W. Brandrup                          140,000          1.1
             Chairman of the Board of Directors
             and Director

            Joseph C. Bennett                             16,000           .1
             Director

            William P. Hartl                               5,000            -
             Director Nominee

            Philip J. "Jack" Bernhisel                    18,000           .1
             Director

            William D. Forster                            22,000           .2
             Director Nominee

            Randolph G. Abood                             24,800           .2
             Director Nominee

            W. Durand Eppler                               4,500            -
             Director

           2James B. Larson                               85,500           .6
              Vice President - Operations

           3Clay Newton                                   89,700           .7
              Corporate Secretary and
              Chief Financial Officer

           4Total Ownership of Directors               1,149,976          8.6
              and Executive Officers as a Group

--------
     1The calculation of beneficial ownership includes 490,500 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date; 66,676 shares owned by Mr. Dougan's wife and 31,206 shares held in a Family Limited Partnership of which Mr. Dougan is the general partner. The calculation does not include 3,470 shares for which Mr. Dougan's wife acts as trustee and 253,990 shares owned by Mr. Dougan's married daughters and their families over which Mr. Dougan has no voting power and concerning which he is not the beneficial owner.

     2The calculation of beneficial ownership includes 80,900 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date.

     3The calculation of beneficial ownership includes 79,700 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date.

     4The calculation of beneficial ownership includes 651,100 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires Equity's executive officers, directors and persons who own more than 10% of the Company's stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). A copy of each report is furnished to Equity.

     SEC regulations require Equity to identify anyone who filed a required report late during the most recent fiscal year. Based solely on review of reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 1999, all Section 16(a) filing requirements were met.


BOARD COMMITTEES AND MEETINGS

     The Board of Directors has an Audit, Compensation, and Nominating Committee. The Audit Committee reviews our internal and external reporting, the scope of the independent audit and any comments by the independent auditors regarding internal controls and accounting procedures, and further considers management's response to any such comments. William D. Forster chairs the committee. Other committee members are P.J. "Jack" Bernhisel, Randolph G. Abood,
W. Durand Eppler, and William P. Hartl. The Audit Committee met once in 1999 to review the work of the independent auditors. The Committee also meets telephonically prior to the release of each quarter's earnings.

     The Compensation Committee evaluates management's performance, reviews and establishes compensation levels for our Executive Officers, administers our cash bonus and incentive stock option plans, and considers other related matters concerning management motivation and compensation. The Committee consists solely of outside Directors. Joseph C. Bennett chairs the committee. Other committee members are Douglas W. Brandrup, P.J. "Jack" Bernhisel, William D. Forster, Randolph G. Abood, William P. Hartl, and W. Durand Eppler. The Committee met once in 1999.

     The Nominating Committee interviews, nominates and recommends individuals for membership on our Board of Directors. The entire Board of Directors acts as a Nominating Committee. By February 1 of each year, candidates are nominated for directorships to be filled. Candidates may be suggested by Board members or stockholders. There is no specific procedure to be followed by security holders in submitting recommendations to the Board. In selecting a candidate, consideration is given to the skills and characteristics required of Board members in the context of the current makeup of the Board and our business.

     The Board of Directors held one special and four regular meetings in 1999. No Director attended less than 75% of the meetings.

COMPENSATION OF DIRECTORS

     Non-Employee Directors receive an annual retainer fee in the amount of $4,000. The Chairman of the Board receives additional fees of $2,000 per month.

     Fees of $500 were paid for each of the regular meetings attended in 1999. Each Non-Employee Director was granted 2,000 shares of the Company's common stock as additional compensation, as provided for under the 1993 Incentive Stock Option Plan.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following information is furnished for the years ended December 31, 1999, 1998 and 1997 respectively, for the Company's President and Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus exceeded $100,000 during 1999.

                                                                                               Long Term Compensation
                                                                                               ----------------------
                                            Annual Compensation                                Awards
                                            -------------------                                ------
                                                                  Other Annual         Restricted    Options/     All other
Name and Principal Position     Year   Salary ($)  Bonus ($)(2)   Compensation        Stock Awards   SAR's (3)  Compensation($)(1)
---------------------------     ----   ----------  ---------      ------------        ------------   ---------  -----------------
Paul M. Dougan,                  1999   242,100       24,210            NA                 NA        127,000         2,552
President and                    1998   242,100            0            NA                 NA         54,000        22,508
Chief Executive Officer          1997   235,000       47,000            NA                 NA         35,000        38,039


Clay Newton                      1999   108,200       10,820            NA                 NA         37,500         8,318
Corporate Secretary,             1998   108,200            0            NA                 NA         16,000         8,469
Treasurer, and                   1997   105,000       21,000            NA                 NA          9,000        17,382
Chief Financial Officer


James B. Larson                  1999   108,200       10,820            NA                 NA         37,500         8,243
Vice-President of Operations     1998   108,200            0            NA                 NA         16,000         8,344
                                 1997   105,000       21,000            NA                 NA         11,000        17,159








NOTES

(1) The amounts shown in this column for the last fiscal year include the following: (i) Mr. Dougan, $2,552 - value of Company paid term life insurance premiums; (ii) Mr. Newton, $8,115 - annual Company contribution to the Company's Defined Contribution Plan, (DCP) $203 - value of Company paid term life insurance premiums. (iii) Mr. Larson, $8,115 - annual Company contribution to the DCP, $128 - value of Company paid term life insurance. As a cost saving measure for the Company, Mr. Dougan elected not to participate in the DCP for 1999.

(2) Bonus amounts shown are those earned for the year indicated. 75% of 1997 bonuses were paid in cash, with the remainder paid in Company stock as follows:
Mr. Dougan, 4,700 shares, Mr. Newton and Mr. Larson, 2,100 shares.

(3) Option amounts shown are those granted during the year indicated. Options granted during 1999 were granted on April 1, 1999.

                             OPTIONS GRANTED IN 1999

The following information is furnished for the year ended December 31, 1999 for the Company's named executive Officers for stock options granted in 1999.

                                                                                                        Potential Realizable Value
                                                                                                          at Assumed Annual Rates
                                                                                                        of Stock Price Appreciation
                                                     Individual Grants                                       for Option  Term
                               -------------------------------------------------------------             ------------------------
                                                 % of Total
                                                Options/SAR's
                                  Options/       Granted to       Exercise or
                                SAR's Granted   Employees in      Base Price     Expiration
                                   (#) (1)       Fiscal Year        ($/Sh)          Date                   5% ($)       10% ($)
                               --------------- ---------------   ------------   ------------             ----------   -----------

Name
Paul M.Dougan...............      127,000           39.3%           $1.0625       4/01/2009               $ 89,853     $370,581

Clay Newton..................      37,500           11.6%           $1.0625       4/01/2009               $ 26,531     $109,424

James B. Larson.............       37,500           11.6%           $1.0625       4/01/2009               $ 26,531     $109,424




             AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END VALUES

                                                                                              Number of        Value of Unexercised
                                                                                        Unexercised Options/   In-The-Money Options
                                                   Shares                                  SAR's at FY-End       /SAR's at FY-End
                                                 Acquired on         Value                (#) Exercisable/       ($) Exercisable/
                                                Exercise (#)     Realized ($)               Unexercisable          Unexercisable
                                               --------------    ------------             --------------------   -------------------
Name

Paul M. Dougan............................           NA               NA                     375,500/127,000            -/-

Clay Newton................................          NA               NA                      70,800/62,700             -/-

James B. Larson............................          NA               NA                      71,600/63,900             -/-










NOTES

(1) Options granted under the Company's Incentive Stock Option Plan. Under the terms of the Plan, options are 10 year options with vesting periods ranging from 1 to 6 years, generally terminating 3 months following an optionee's death or retirement. Options granted during 1999 were granted on April 1, 1999.

                      REPORT OF THE COMPENSATION COMMITTEE


Compensation Philosophy and Objectives

         The Compensation Committee is comprised of directors who are not employees or former employees of Equity Oil Company. Our responsibilities as committee members include the approval and administration of the compensation and benefit programs for Equity's named executive officers whose compensation is shown in this proxy statement.

         Equity is in the oil and gas exploration and production business, an industry characterized by unpredictable revenues resulting from price volatility in world oil and gas markets. Because of this unstable environment, our compensation policies are not based upon short term financial results; rather, they focus on longer term objectives and achievements that expand our asset base. These objectives include acquiring producing reserves at attractive costs, locating and exploring promising prospects, and implementing projects designed to increase reserves and production on existing properties.

         Our philosophy is to directly align the interests of executive management and other key employees with those of our shareholders. The major components of this philosophy are:

o Creating compensation plans which enable us to attract and retain officers and key employees important to the Company's success, and to provide them a compensation package reflecting both Equity's and their performance, measured by success in achieving strategic, operating and financial objectives.

o Providing meaningful cash and equity-based incentives for executives and other key employees to ensure they are motivated over the short and long term to respond to our challenges and opportunities as owners, rather than simply as employees.

o Rewarding executives and key employees for superior performance when our shareholders receive an attractive return on their investment over the longer term.

         Our objective is to set executive and other key employee base salaries at or below the average base salaries of our peer companies based upon industry surveys. These surveys include the companies that make up the industry index used in the accompanying performance chart. In addition to base salaries, we provide incentives through a combination of a cash bonus program, an equity-based stock option program, and a profit sharing retirement plan.

         Under the cash bonus program, executives and other key employees can earn additional compensation up to 50% of their base salary. In determining the size of the bonus, the key factors we consider are: (i) the year-end stock price exceeding a 3-year rolling average of year-end stock prices, (ii) reserve replacement exceeding production by a meaningful measure and (iii) finding costs. Along with these factors, we subjectively consider the degree of success in meeting strategic, operating and financial objectives such as oil and gas production levels, earnings per share, operating cash flow, and developing exploration and development prospects, among other considerations. These latter measures, while not specifically weighted, are all critical to building shareholder value, which is our ultimate goal.

         The stock option program provides a method of encouraging long term results beneficial to our shareholders since the potential value of each stock option is tied to increased shareholder value. The options are always awarded at present market value, and vest in 1 to 6 years. All stock options have a duration of ten years before expiration. We do not reprice stock options.

Company Performance and Chief Executive Officer Compensation

         We determine compensation for Paul M. Dougan, President and Chief Executive Officer, in the same manner as we do for other officers and key employees of the Company. While there is no specific relationship between corporate performance and base salary, Mr. Dougan's incentive compensation is largely dependent upon the overall performance of the Company.

         During 1998, oil prices reached 12 year lows, and continued to be severely depressed during the early part of 1999. These adverse market conditions negatively impacted our revenues, cash flows, and capital budgets. In setting Mr. Dougan's base salary, we considered his contribution in responding to these market conditions by reducing overhead costs, reducing the Company's outstanding debt, rationalizing drilling programs, and evaluating alternatives necessary to ensure Equity's long-term financial viability. In view of the uncertain market environment, Mr. Dougan received no salary increase in 1999. According to the performance criteria of the cash bonus program, which includes stock price appreciation, reserve replacement success, and finding cost performance, Mr. Dougan earned a 10% bonus for 1999.

Respectfully submitted,



Equity Oil Company Compensation Committee

Joseph C. Bennett, Chairman                 Douglas W. Brandrup
P.J. "Jack" Bernhisel                       W. Durand Eppler
William D. Forster                          William P. Hartl
Randolph G. Abood

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following entities and/or individuals own more than five percent of our common stock:

                                             Amount and
                                             Nature of
Title of      Name and Address of            Beneficial         Percent
Class          Beneficial Owner              Ownership          of Class
-----          ----------------              ---------          --------



Common       Croft - Leominster, Inc.            955,900           7.6
             207 East Redwood Street
             Suite 802
             Baltimore, MD 21202

            1J. Lynn Dougan                      860,000           6.8
             215 South State Street
             Salt Lake City, UT 84101

            2Dimensional Fund                    760,525           6.0
             Advisors, Inc.
             1299 Ocean Ave., 11th Floor
             Santa Monica, CA 90401





     --------

         1 The calculation of beneficial ownership includes 315,000 shares owned by the Galena Group, a limited partnership of which Mr. Dougan is the general partner and has sole voting and investment power. Mr. Dougan is the brother of Paul M. Dougan, President of the Company.

         2 According to a Schedule 13-G dated February 11, 2000 by Dimensional Fund Advisors, Inc. Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 760,525 shares of Equity Oil Company stock as of December 31, 1999. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advise to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts and separate accounts. These investment companies trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses both voting and/or investment power over the securities of the Issuer that are owned by the Funds. All securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

                   COMPARISON OF CUMULATIVE SHAREHOLDER RETURN



     This page is a graphical representation of the performance graph required to be filed with this proxy statement. The graph compares the return of an investment in the Company's Common Stock at December 31, 1994 with a similar investment in the stocks of the Company's selected peer group, a published industry or line-of-business index, and a broad equity market index, which in this case is the Russell 2000 Small Cap index.

The data points of the graph are as follows:

                         1994(1)    1995      1996     1997     1998     1999

Equity Oil Company        100     151.61      79.03    79.03    25.00    29.03
Russell 2000 Small Cap    100     126.21     144.84   174.56   168.54   201.61
S&P Oil & Gas Small Cap   100     123.58     194.10   177.16   113.15   147.57















Notes:
(1) Assumes that the value of the investment in the Company's common stock, and in each index, was $100 on December 31, 1994, and that all dividends were reinvested. (2) As a published industry index, the Company uses the Standard & Poors Oil & Gas (Exploration & Production) Small Cap Index.

                            EXPENSES OF SOLICITATION

         We will pay the expense of soliciting proxies, including costs of preparing, assembling and mailing of the notice, proxy, and proxy statement. We have engaged D. F. King & Co., Inc., New York, to assist in the soliciting of proxies from brokerage firms and others, and for forwarding the soliciting materials to beneficial owners of stock. We estimate that up to $7,500 will be incurred in connection with the solicitation. In addition to the use of the mails, our Officers and Directors may solicit proxies by personal interview or by telephone.


                                    AUDITORS

         Our financial statements for the year ended December 31, 1999 were examined by the independent certified public accounting firm of PricewaterhouseCoopers LLP. Our Board of Directors has again selected their firm to serve as the auditors for the Company for 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the stockholders' meeting to make any statement they may desire or respond to such questions as may be appropriate.

                         DATE FOR STOCKHOLDER PROPOSALS
                           FOR THE 2001 ANNUAL MEETING

         Stockholder proposals intended to be presented at our 2001 annual meeting must be received at our principal office, P.O. Box 959, Salt Lake City, Utah 84110-0959 no later than December 1, 2000 and must comply with the rules of the SEC for inclusion in our form of proxy relating to that meeting.

         Director nominee proposals must be submitted by February 1, 2001 for consideration by the Nominating Committee.

                             ADDITIONAL INFORMATION

         If you would like a copy of our most recent annual report on Form 10-K, which we have filed with the Securities and Exchange Commission, please write to Clay Newton, Secretary, Equity Oil Company, P.O. Box 959, Salt Lake City, Utah 84110-0959. We will send to it you at no charge.


                                  OTHER MATTERS

         The Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            CLAY NEWTON, Secretary

                                   APPENDIX A

              DESCRIPTION OF THE EQUITY OIL COMPANY 2000 STOCK PLAN

         GENERAL. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

         ADMINISTRATION. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the Plan.

         ELIGIBILITY. Nonstatutory stock options may be granted under the Plan to employees, directors and consultants of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

         NUMBER OF SHARES. The number of shares of Common Stock reserved for issuance under the plan is 1,200,000 shares.

         DIRECTORS' OPTIONS. All outside directors are granted a Nonstatutory Option to purchase 10,000 Shares on the date on which such person first becomes a director, whether through election by the stockholders or appointment by the Board of Directors to fill a vacancy. On the date of the Company's Annual Meeting each year, each non-employee director who remains in office is granted an additional option to purchase 5,000 shares of common stock . The exercise price is equal to the closing price of the stock that day, and the options have a term of ten years from the date of grant.

         TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

                  (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option and a nonstatutory stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

                  (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

                  (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

                  (d) Termination of Employment, Directorship or Consultancy. If an optionee's employment, directorship or consulting relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within 3 months of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's employment, directorship or consulting relationship terminates due to the optionee's disability, the optionee generally may exercise the option, to the extent the option was vested on the date of termination, within six months from the date of such termination. In the event of the optionee's death, the optionee's estate generally may exercise the option, to the extent the option was vested on the date of termination, within twelve months from the date of death.

                  (e) Nontransferability of Options: Unless otherwise determined by the Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

                  (f) Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price of any such outstanding option.

         In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option, including shares as to which the option would not otherwise be exercisable.

         In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the Administrator shall have the discretion to allow the optionee to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

         CHANGE OF CONTROL. In the event of a change of control, any options outstanding on the date of such change in control that are not yet exercisable shall become fully exercisable. In the event that vesting acceleration or amounts or benefits payable to an optionee are subject to the golden parachute excise tax rules, the optionee's accelerated vesting may be reduced to the extent necessary to avoid the golden parachute excise tax if such reduction would provide the optionee with a greater benefit. A change of control is defined as (i) the acquisition of at least 50% of the Company by a "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934);
(ii) certain changes in the composition of the Board of Directors of the Company, (iii) a merger or consolidation where the Company's stockholders do not own at least 50% of the voting power after the transaction or (iv) the sale or disposition of substantially all of the Company's assets.

         AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or shareholders may alter or impair any option previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its initial adoption, or, if later, the date any amendment to increase the number of shares reserved under the Plan is adopted by the Board of the Company and approved by the shareholders.

FEDERAL INCOME TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                  EXHIBIT "B"
                                 FORM OF PROXY

                               Equity Oil Company

                   P.O. BOX 959 SALT LAKE CITY, UT 84110-0959


                    Notice of Annual Meeting of Stockholders
                                  May 10, 2000

         Please join us for the 2000 Annual Meeting of Shareholders of Equity Oil Company. The Annual Meeting will be held on Wednesday, May 10, 2000 at 2:00 P.M. at our executive offices in Salt Lake City, Utah.

         The purposes of the Annual Meeting are to:

         (1) Elect three directors.
         (2) Approve our 2000 Stock Option Plan.
         (3) Conduct any other business that may properly come before the Meeting.

         You must be a shareholder of record at the close of business on March 22, 2000, to vote at the Annual Meeting. Regardless of whether you will attend the meeting, please vote by signing, dating and returning the enclosed proxy card. Voting by mail will not prevent you from voting in person at the Meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS
                                              CLAY NEWTON, Secretary


         1. To elect the following nominees as directors to hold office for three years and until the Annual Meeting of Stockholders in 2003 or until their successors are duly elected and qualified.

                  NOMINEES: Randolph G. Abood, William D. Forster, William P. Hartl

                  Note: to withhold authority to vote for any individual nominee, strike a line through that nominee's name. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not stricken. In the event any nominee should be unable to serve, or for good cause will not serve, it is intended that this proxy shall be voted for such substitute nominee as may be selected by the Board of Directors.

         2.       To approve the Equity Oil Company 2000 Stock Option Plan.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  Please sign below exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               EQUITY OIL COMPANY

The undersigned, revoking all prior proxies, hereby appoints Paul M. Dougan, President, and Clay Newton, Secretary, and any one or both of them with full power of substitution, as proxy or proxies of the undersigned, to vote all shares of common stock of EQUITY OIL COMPANY of the undersigned as if the undersigned were personally present and voting at the Company's Annual Meeting, May 10, 2000, and at all adjournments thereof.